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                       [LETTERHEAD OF BAKER BOTTS L.L.P.]


September 5, 2002

00B540.0302


Marathon Oil Corporation
5555 San Felipe Road
Houston, Texas 77056-2799


Gentlemen:

     Marathon Oil Corporation ("Marathon"), a Delaware corporation, has engaged us to render to it the opinions we express below in connection with the offering of the following securities which Marathon or Marathon Financing Trust I or Marathon Financing Trust II (each a "Trust"), each a statutory Delaware trust, may offer, issue and sell from time to time at an aggregate initial offering price that, without duplication of amounts, will not exceed $2,735,719,300 (those securities issuable by Marathon being "Securities" and those securities constituting trust preferred securities issuable by a Trust being "Trust Securities"):

     - unsecured senior, subordinated and junior subordinated debt securities of Marathon;

     - shares of Marathon's common stock, par value $1.00 per share, and the associated rights to purchase shares of Marathon's preferred stock;

     -  shares of Marathon's preferred stock, without par value;

     -  warrants to purchase other Securities;

     -  stock purchase contracts of Marathon;

     - stock purchase units of Marathon, consisting of (1) a stock purchase contract of Marathon and (2) a beneficial interest in Trust Securities, Securities consisting of debt securities or debt obligations of third parties securing the holders' obligation to purchase Marathon's common stock under the stock purchase contracts;

     -  Trust Securities; and

     -  guarantees of Trust Securities by Marathon.

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BAKER BOTTS L.L.P.

 Marathon Oil Corporation                   2                  September 5, 2002


     Concurrently with our delivery of this letter, Marathon and the Trusts are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3, relating to the offering and sale of the Securities under the 1933 Act's Rule
415. In this letter, "Registration Statement" means that registration statement, as amended, when it becomes effective under the 1933 Act, and "Prospectus" means a prospectus the Registration Statement includes.

     For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

     -  the Registration Statement and its exhibits, including:

        -  the senior indenture included as Exhibit 4.4;

        -  the subordinated indenture included as Exhibit 4.5;

        - the form of junior subordinated indenture included as Exhibit 4.6 (the "Junior Subordinated Indenture Form"); and

        - the form of guarantee agreement included as Exhibit 4.14 (the "Guarantee Agreement Form");

     - Marathon's restated certificate of incorporation and by-laws, each as amended through the date of this letter (the "Charter Documents"); and

     - the originals, or copies certified or otherwise identified, of corporate records of Marathon, certificates of public officials and of representatives of Marathon, statutes and other instruments and documents.


     We base the opinions we express below in part on the following assumptions we have made:

     - the Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act;

     - for each type or series of Securities Marathon offers by means of a Prospectus, Marathon will have prepared and filed with the SEC under the 1933 Act a prospectus supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

     - for Trust Securities either Trust offers by means of a Prospectus, that Trust will have prepared and filed with the SEC under the 1933 Act a prospectus supplement that describes those Trust Securities;

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BAKER BOTTS L.L.P.

 Marathon Oil Corporation                   3                  September 5, 2002


     - Marathon will have offered, issued and sold the Securities, and each Trust will have offered, issued and sold its Trust Securities, in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws;

     - in the case of Securities of any type which Marathon or either of the Trusts issues and sells, the board of directors of Marathon or any committee of one or more members of that board which that board has duly designated in accordance with the Charter Documents and applicable Delaware law (that board or any such committee being the "Board") will have taken all corporate action necessary to:

        - authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities; and

        -  approve the terms of the offering and sale of those Securities;

     - Marathon and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities, and each Trust and the initial purchasers of its Trust Securities will have duly authorized, executed and delivered a definitive purchase agreement relating to those Trust Securities;

     - in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

     - in the case of debt securities of any series issuable under an indenture the Securities include:

        - if those debt securities are junior subordinated debt securities of Marathon, an indenture substantially in the form of the Junior Subordinated Indenture Form will have been duly executed and delivered by Marathon and the trustee under that indenture;

        - in accordance with the terms of the indenture under which those debt securities will be issued, the Board will have designated and established the terms of the series to which those debt securities belong and those debt securities will not include any provision that is unenforceable;

        - the indenture under which those debt securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

        - forms of securities complying with the terms of the indenture under which those debt securities will be issued and evidencing those debt securities

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BAKER BOTTS L.L.P.

 Marathon Oil Corporation                   4                  September 5, 2002


           will have been duly executed, authenticated, issued and delivered in accordance with the provisions of that indenture and either:

           - the provisions of the applicable purchase agreement under which Marathon will sell those Securities; or

           - if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

     - in the case of guarantees of Trust Securities the Securities include, the Board will have established the terms of those guarantees, a guarantee agreement substantially in the form of the Guarantee Agreement Form will have been duly executed and delivered by Marathon and the trustee under that agreement, that guarantee agreement will have become qualified under the Trust Indenture Act of 1939, as amended, and will not contain any provision that is unenforceable and those guarantees will have been duly issued and delivered in accordance with the provisions of that guarantee agreement and the applicable purchase agreement under which Marathon will sell those Securities;

     - in the case of shares of preferred stock of any series the Securities include, the Board will have duly adopted resolutions designating and establishing the terms of that series and caused a certificate of designations respecting that series to be prepared and filed with the Secretary of State of the State of Delaware;

     - in the case of any warrants the Securities include, the Board will have established the terms of those warrants and approved the warrant agreement relating thereto, that warrant agreement will have been duly executed and delivered by Marathon and the warrant agent under that warrant agreement, neither those warrants nor that warrant agreement will include any provision that is unenforceable and those warrants will have been duly executed, issued and delivered in accordance with the provisions of that warrant agreement and the applicable purchase agreement under which Marathon will sell those securities;

     - in the case of shares of common or preferred stock or warrants the Securities include, certificates representing those shares or warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Charter Documents and either:

        - the provisions of the applicable purchase agreement under which Marathon will sell those Securities; or

        - if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or

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BAKER BOTTS L.L.P.

 Marathon Oil Corporation                  5                  September 5, 2002


           instrument under which that conversion, exchange, redemption or exercise will be effected;

     - in the case of each share of common or preferred stock the Securities include, the purchase price therefor payable to Marathon, or, if those shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to Marathon for that conversion, exchange, redemption or exercise will not be less than the par value of that share, in the case of shares of common stock, or the lesser of that purchase price or that consideration, as the case may be, or the amount of that purchase price or that consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to that share, in the case of shares of preferred stock;

     - in the case of stock purchase contracts the Securities include, the Board will have established the terms of those stock purchase contracts and approved the purchase contract agreement relating thereto, those stock purchase contracts and that purchase contract agreement will have been duly executed and delivered by the parties thereto, neither those stock purchase contracts nor that purchase contract agreement will include any provision that is unenforceable and those stock purchase contracts will have been duly issued and delivered in accordance with the provisions of the applicable purchase agreement under which Marathon will sell those Securities; and

     - in the case of stock purchase units the Securities include: the Board will have established the terms of those stock purchase units and the terms of the Securities, if any, those stock purchase units include; if those stock purchase units include Trust Securities, those Trust Securities will be legal, valid and binding obligations of the applicable Trust, enforceable against the applicable Trust in accordance with their terms; if those stock purchase units include securities other than Securities or Trust Securities, those other securities will have been duly and validly executed, issued and delivered by their issuer and will be legal, valid and binding obligations of their issuer in accordance with their terms; no agreement or other instrument establishing those stock purchase units or defining the rights of the holders of those stock purchase units will contain any provision that is unenforceable; and those stock purchase units will have been duly issued and delivered in accordance with the applicable purchase agreement under which Marathon will sell those securities.

        1. Marathon is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

        2. The shares of common stock and preferred stock the Securities include will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

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BAKER BOTTS L.L.P.

 Marathon Oil Corporation                   6                  September 5, 2002


        3. The debt securities, warrants, guarantees, stock purchase contracts and stock purchase units the Securities include will, when issued, constitute legal, valid and binding obligations of Marathon, enforceable against Marathon in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

     We limit the opinions we express above in all respects to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent
Section 7 of the 1933 Act requires to be filed with the Registration Statement.


                                        Very truly yours,

                                        /s/ Baker Botts L.L.P.



TWP/GMS